COLONIAL BANKSHARES, INC.

                         2006 STOCK-BASED INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT
                                   (EMPLOYEES)


     A. An AWARD for a total of ____________ shares of common stock, par value $0.10 per share, of Colonial Bankshares, Inc. (the "Company") is hereby granted to ___________________ (the "Recipient"), subject in all respects to the terms and provisions of the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the "Plan"), which has been approved by the board of directors of the Company and the stockholders of the Company, which is incorporated herein by reference. The terms of this Restricted Stock Agreement are subject to the terms and conditions of the Plan, except where otherwise indicated. The Recipient is an employee of the Company, Colonial Bank, FSB (the "Bank") or an affiliate of the Company or the Bank.

     B. The shares of common stock awarded hereunder may be certificated or issued in electronic form, in the sole discretion of the Company. If certificated, the shares shall bear a legend restricting the transferability of such common stock (hereinafter referred to as the "Restricted Stock"). The Restricted Stock awarded to the Recipient shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the Recipient, except as hereinafter provided, until such Restricted Stock has vested (the "Restricted Period"). Restricted Stock shall vest in ______________ equal annual installments, with the first installment vesting on _______________ __, 2007, and succeeding installments on each anniversary thereafter through _________ __, 20__.

     C. If the shares are certificated, the Recipient shall receive a certificate or certificates representing the shares of Restricted Stock that have been awarded to him. Upon receipt of the Restricted Stock certificates representing the shares awarded hereunder, the Recipient shall execute and return to the Company a stock power or powers endorsed in blank covering all such shares of Restricted Stock. Pursuant to the terms of the Plan, the Company shall deposit the certificate or certificates representing the Recipient's Restricted Stock Award, together with the stock power(s), with an escrow agent specified by the Company (the "Escrow Agent"). Restricted Stock issued in electronic form shall be held by the transfer agent until any restrictions appurtenant thereto have lapsed and the shares are fully vested.

     D. The Recipient shall have the right to vote the shares awarded hereunder. The Recipient will also receive dividends declared with respect to the shares.

     E. If the Recipient ceases to be an employee of the Company, the Bank and any affiliate thereof for any reason other than Disability (as defined in the Plan), death, Retirement (as defined in the Plan), or following a Change in Control (as defined in the Plan), all shares of Restricted Stock awarded to such Recipient which have not vested shall be forfeited by such Recipient. The provisions of the preceding sentence shall apply regardless of whether the Participant is also a director of the Company, the Bank or an affiliate and continues as a director following termination of employment. In the event the Recipient's employment with the Company, the Bank and an affiliate terminates due to Disability, death, Retirement or following a Change in Control, the Restricted Stock allocated to the Recipient which, as of the date of termination has not yet vested, shall be deemed to vest as of the Recipient's last day of employment with the Company, the Bank or an affiliate; provided that Restricted Stock awarded to an employee who also serves as a director shall not be deemed to vest due to retirement until both employment and service as a director have been terminated.

     F. At the time the Restricted Stock vests under the Plan, the Company shall deliver to the Recipient (or if the Restricted Stock is deemed to vest due to the Recipient's death, to the Recipient's beneficiary) shares of common stock of the Company representing the amount earned, absent any restrictions that may have been imposed under the Plan. Delivery of such shares upon vesting will be made in certificate or electronic form at the election of the Recipient. Upon delivery of the shares of common stock to the Recipient or beneficiary, such person shall execute and return to the Company an Acknowledgment of Receipt of Earned Shares, in the form attached hereto.

     G. A copy of the Plan governing this Restricted Stock Award is attached hereto. The Recipient is invited to review all the provisions of the Plan governing this Award.

     H. The Recipient acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Recipient hereby accepts this Award, subject to all the terms and provisions of the Plan. The Recipient hereby agrees to accept as binding, conclusive, and final, all decisions and interpretations of the Committee upon any questions arising under the Plan. As a condition to the issuance of shares of common stock of the Company under this Award, the Recipient authorizes the Company to deduct from the settlement of an Award any taxes required to be withheld by the Company under federal, state, or local law as a result of his receipt of this Award.

Dated:
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ATTEST:                                     COLONIAL BANKSHARES, INC.


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WITNESS:                                    PARTICIPANT


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          This Restricted Stock Agreement must be executed in duplicate originals, with one original retained by the Company and one original retained by the Recipient.

                   ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES

     I hereby acknowledge the delivery to me by Colonial Bankshares, Inc. (the "Company") on _____________________, of stock certificates for
____________shares of common stock of the Company earned by me pursuant to the terms and conditions of the Colonial Bankshares, Inc. Restricted Stock Agreement, and the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan, which shares were transferred to me on the Company's stock record books on
_______________________.

Dated:
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                                           Recipient's name (Print)


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                                           Recipient's signature